EXHIBIT A
                                                                       ---------



                                    AGREEMENT

               This will confirm the Agreement by and among all the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of common stock, par value $.30 per share, of Milwaukee Land Company is being filed, and all further amendments thereto will be filed, jointly on behalf of each of the persons and entities named below for all purposes specified in such Schedule 13D, as so amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: July 6, 1993

                                    LEON LEVY

                                    By:   /s/Jack Nash
                                    ------------------
                                            Jack Nash
                                            Attorney-in-fact

                                    ODYSSEY PARTNERS, L.P.

                                    By:   /s/Jack Nash
                                    ------------------
                                            Jack Nash

                                         /s/Ezra Zilkha
                                         --------------
                                            Ezra Zilkha

                                    THE ZILKHA FOUNDATION, INC.

                                    By:   /s/Ezra Zilkha
                                    --------------------
                                            Ezra Zilkha


                                    ZILKHA & SONS, INC.

                                    By:  /s/Ezra Zilkha
                                    -------------------
                                            Ezra Zilkha


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